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                                                                    Exhibit 4.16
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                           TCI COMMUNICATIONS, INC.,


                           TELE-COMMUNICATIONS, INC.


                                      and


                         THE BANK OF NEW YORK, Trustee


                               ________________



                         FIRST SUPPLEMENTAL INDENTURE
                           Dated as of March 9, 1999


                            Supplement to Indenture
                         Dated as of December 20, 1995


                             ____________________



                         6.875% Senior Notes due 2006
                       7.875% Senior Debentures due 2026
                         7.250% Senior Notes due 1999
                         6.375% Senior Notes due 1999


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          THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of March 9, 1999, among TCI COMMUNICATIONS, INC., a Delaware corporation ("TCIC" or, before the Effective Time, the "Company"), as original issuer, TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI" or, after the Effective Time, the "Company"), as successor issuer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as trustee.


                                   RECITALS
                                   --------

          WHEREAS, TCIC and the Trustee have entered into an Indenture, dated as of December 20, 1995 (the "Original Indenture"), pursuant to which the Company issued, and the Trustee authenticated and delivered the following securities which are, as of the date hereof, currently outstanding (collectively, the "Securities"):

(a) $400 million aggregate principal amount of the Company's 6.875% Senior Notes due 2006;
(b) $600 million aggregate principal amount of the Company's 7.875% Senior Debentures due 2026;
(c) $300 million aggregate principal amount of the Company's 7.250% Senior Notes due 1999; and
(d) $350 million aggregate principal amount of the Company's 6.375% Senior Notes due 1999;

          WHEREAS, TCIC and TCI have entered into an Agreement and Plan of Merger, dated as of January 12, 1999, that provides for the merger (the "Merger") of TCIC with and into TCI;

          WHEREAS, the Merger will become effective upon the filing of an appropriate certificate of merger with the Secretary of State of the State of Delaware (the time and date when the Merger becomes effective is referred to herein as the "Effective Time");

          WHEREAS, at the Effective Time, the separate corporate existence of TCIC will cease and TCI will continue as the surviving corporation of the Merger;

          WHEREAS, pursuant to Section 5.01 of the Original Indenture, the Company may not merge into another corporation unless (i) the successor corporation is a corporation organized and existing under the laws of the United States or any State thereof; (ii) the successor corporation assumes by supplemental indenture all of the obligations of the Company under the Securities, any coupons appertaining thereto and the Original Indenture and
(iii) immediately after giving effect to the merger, no Default or Event of Default shall have occurred and be continuing;

          WHEREAS, (i) immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing, (ii) TCI is a corporation organized and existing under the laws of the State of Delaware, which is a State of the United States and (iii) TCI desires to assume pursuant to this Supplemental Indenture, as of the Effective Time, all of the obligations of the Company under the Securities, any coupons appertaining thereto and the Indenture; and

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          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary action on the part of TCIC and TCI.

          NOW, THEREFORE, TCIC, TCI and the Trustee agree as follows for the equal and ratable benefit of the Holders:


                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

          1.1.   Definitions.  Capitalized terms that are defined in the
                 -----------
preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term "Indenture" as used herein means the Original Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

          1.2.   Interpretation.  References in the Original Indenture
                 ---------------
(including references in the Original Indenture as amended or supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Original Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as otherwise provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Original Indenture shall remain in full force and effect.


                                  ARTICLE II

                                  THE MERGER



          2.1.   Assumption by TCI.  TCI, as the surviving corporation of the
                 ------------------
Merger, shall become fully responsible as of the Effective Time, without any further action, for: (i) the payment of the principal (and premium, if any) and interest on, and any Additional Amounts with respect to, the Securities according to their tenor and the Indenture; and (ii) the performance and observance of all of the other covenants and provisions of the Securities and the Indenture. Upon such assumption, TCI shall succeed to and be substituted for TCIC with the same effect as if it had been named in the Indenture as the original issuer, and TCIC thereupon shall be relieved of any further liability or obligation under the Indenture or upon the Securities. Upon and following the Effective Time, the parties hereto agree that all references to the "Company" in the Indenture and the

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Securities shall be deemed references to TCI, until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter the "Company" shall mean such successor.

          2.2.   Representations, Warranties and Covenants Regarding the Merger.
                 --------------------------------------------------------------
TCIC and TCI jointly and severally represent, warrant and covenant to the Trustee as follows:

          (a) TCI is a corporation duly organized and validly existing under the laws of the State of Delaware; and

          (b) As of the date hereof, no Default or Event of Default has occurred that is continuing, and, immediately after giving effect to the Merger and the assumption contemplated by Section 2.01 hereof, no Default or Event of Default shall occur and be continuing.



                                  ARTICLE III

                                 MISCELLANEOUS


          3.1.   Conflict with the TIA.  If any provision of this Supplemental
                 ----------------------
Indenture modifies or excludes any provision of the TIA that is required under such Act to be part of and govern the Indenture, the latter provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision of the TIA shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

          3.2.   Date and Time of Effectiveness.  This Supplemental Indenture
                 -------------------------------
shall become a legally effective and binding instrument at and as of the Effective Time.

          3.3.   Securities Deemed Conformed.  Beginning at the Effective Time,
                 ----------------------------
the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange such Security or any other action on the part of the Holders, TCIC, TCI or the Trustee, so as to reflect this Supplemental Indenture.

          3.4.   Successors.  All agreements of TCIC, TCI and the Trustee in
                 -----------
this Supplemental Indenture and in the Indenture shall bind their respective successors.

          3.5.   Benefits of Supplemental Indenture.  Nothing in this
                 -----------------------------------
Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Agent, Authenticating Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

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          3.6.   Separability.  In case any provision in this Supplemental
                 -------------
Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          3.7.   Trustee Responsibility.  The Trustee assumes no duties,
                 -----------------------
responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Original Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of TCIC and TCI. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Original Indenture, as fully as if said terms and conditions were herein set forth in full.

          3.8.   Headings.  The Article and Section headings of this
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Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          3.9.   Counterparts.  This Supplemental Indenture may be executed in
                 -------------
counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          3.10.  Notices.  Beginning at the  Effective Time, the addresses for
                 --------
notices to the Company and the Trustee set forth in Section 11.02 of the Original Indenture shall be amended, without further action, to read in their entirety as follows:

             If to the Company:

                  Tele-Communications, Inc.
                  Terrace Tower II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000
                  Attention: Treasurer

             If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York 10286

          3.11.  Governing Law.  This Supplemental Indenture shall be governed
                 --------------
by and construed in accordance with the internal laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.


                                    TCI COMMUNICATIONS, INC.

                                    By:  /s/ Stephen M. Brett
                                         -----------------------------
                                         Name: Stephen M. Brett
                                         Title: Executive Vice President



                                    TELE-COMMUNICATIONS, INC.

                                    By:  /s/ Bernard W. Schotters II
                                         -----------------------------
                                         Name: Bernard W. Schotters II
                                         Title: Senior Vice President


                                    THE BANK OF NEW YORK

                                    By:  /s/ Walter N. Gitlin
                                         -----------------------------
                                         Name: Walter N. Gitlin
                                         Title: Vice President